RAIT Financial Trust Announces Second Quarter 2015 Financial Results

PHILADELPHIA, PA — July 30, 2015 — RAIT Financial Trust (“RAIT”) (NYSE: RAS) today announced second quarter 2015 financial results.

Highlights:

Financial Performance

Quarter over Quarter Highlights

•	Cash Available for Distribution (“CAD”) per share grew 95% to $0.37 for the quarter ended June 30, 2015 compared to $0.19 for the quarter ended March 31, 2015.

•	Net interest margin increased 1.2% to $16.5 million for the quarter ended June 30, 2015 compared to $16.3 million for the quarter ended March 31, 2015.

•	Fee and other income increased 32.1% to $7.4 million for the quarter ended June 30, 2015 from $5.6 million for the quarter ended March 31, 2015.

Year over Year Highlights

•	CAD per share grew 54.2% to $0.37 for the quarter ended June 30, 2015 compared to $0.24 for the quarter ended June 30, 2014.

•	Total revenues grew 8.3% to $79.4 million for the quarter ended June 30, 2015 from $73.3 million for the quarter ended June 30, 2014.

Commercial Real Estate (“CRE”) Lending Business

•	RAIT originated $218.6 million of loans during the quarter ended June 30, 2015 consisting of $118.3 million of fixed-rate conduit loans, $95.3 million of floating-rate bridge loans and a $5 million mezzanine loan. RAIT originated $437.4 million of loans during the six-month period ended June 30, 2015 consisting of $247.0 million of fixed-rate conduit loans, $185.4 million of floating-rate bridge loans and a $5 million mezzanine loan.

•	RAIT sold $130.4 million of conduit loans during the quarter ended June 30, 2015 which generated fee income of $3.7 million. RAIT sold $223.3 million of conduit loans during the six-month period ended June 30, 2015 which generated fee income of $5.7 million.

•	On May 22, 2015, RAIT closed RAIT 2015-FL4 Trust, a $223 million non-recourse, floating-rate CMBS securitization collateralized by floating-rate bridge loans. RAIT issued $181.2 million of investment grade notes with a weighted average cost of LIBOR plus 1.84%. RAIT retained the below investment grade and un-rated subordinate interests totaling approximately $41.8 million.

•	Investments in mortgages and loans increased 8.0% to $1.49 billion at June 30, 2015 from $1.38 billion at December 31, 2014.

•	CRE loan repayments were $113.4 million for the quarter ended June 30, 2015 as compared to $17.1 million for the quarter ended March 31, 2015.

CRE Property Portfolio

•	On June 23, 2015, RAIT sold a 420 unit apartment property located in Houston, Texas and recognized a net cash gain of approximately $13.1 million after costs and full repayment of the underlying debt.

•	As of June 30, 2015, RAIT’s investments in real estate were $1.6 billion which includes $685.4 million of multi-family properties owned by Independence Realty Trust, Inc. (“IRT”) (NYSE MKT: IRT). IRT is externally advised by RAIT and is a consolidated RAIT entity. IRT is a REIT focused on owning multifamily properties. At June 30, 2015, RAIT owned 23% of IRT’s outstanding common stock.

•	On May 11, 2015, IRT entered into a definitive merger agreement (the “Merger Agreement”) to acquire the common stock of Trade Street Residential, Inc. (“TSRE”) (NASDAQ: TSRE). IRT has disclosed that, upon completion of the merger (the “Merger”) contemplated by the Merger Agreement, it expects to have over $1.4 billion of total capitalization with 50 properties with 14,044 units with enhanced scale, improved portfolio quality, accelerated market penetration and immediate financial benefit for IRT. RAIT expects the Merger to benefit RAIT through RAIT’s ownership of IRT common stock and increased fees paid to RAIT by IRT.

•	Rental income increased 41.6% to $55.5 million during the quarter ended June 30, 2015 from $39.2 million for the quarter ended June 30, 2014 driven largely by the acquisition of 28 properties during 2014 and improved rental and occupancy rates.

•	Average effective rent per unit per month in RAIT’s multifamily portfolio increased 7.9% to $834 for the quarter ended June 30, 2015 from $773 for the quarter ended June 30, 2014.

Asset & Property Management

•	Total assets under management increased 6.7% to $4.8 billion at June 30, 2015 from $4.5 billion at December 31, 2014.

•	RAIT’s property management companies managed 15,721 apartment units and 26.8 million square feet of office and retail space at June 30, 2015.

Dividends

•	On June 22, 2015, RAIT’s Board of Trustees (the “Board”) declared a second quarter 2015 cash dividend on RAIT’s common shares of $0.18 per common share. The dividend will be paid on July 31, 2015 to holders of record on July 10, 2015.

•	On July 28, 2015, the Board declared a third quarter 2015 cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares. The dividends will be paid on September 30, 2015 to holders of record on September 1, 2015.

Scott Schaeffer, RAIT’s Chairman and CEO, said, “During the second quarter we originated $218.6 million of loans, closed our fourth RAIT sponsored floating-rate securitization and delivered $0.37 of CAD which more than covered the $0.18 quarterly dividend to common shareholders.  We see a strong third quarter loan pipeline which is in various stages of due diligence.  RAIT’s property portfolio continues to deliver stable operating income led by our multi-family portfolio and we generated a $13.1 million cash gain from a property sale during the quarter.”

Financial Results

RAIT reported CAD, a non-GAAP financial measure, for the three-month period ended June 30, 2015 of $30.3 million, or $0.37 per share based on 82.2 million weighted-average shares outstanding, as compared to CAD for the three-month period ended June 30, 2014 of $19.7 million, or $0.24 per share based on 81.8 million weighted-average shares outstanding. RAIT reported a net income allocable to common shares for the three-month period ended June 30, 2015 of $19.0 million, or $0.21 total earnings per share — diluted based on 89.3 million weighted-average shares outstanding – diluted, as compared to net loss allocable to common shares for the three-month period ended June 30, 2014 of $25.7 million, or $0.31 total loss per share – diluted based on 81.8 million weighted-average shares outstanding – diluted.

RAIT reported CAD for the six-month period ended June 30, 2015 of $45.6 million, or $0.56 per share based on 82.1 million weighted-average shares outstanding, as compared to CAD for the six-month period ended June 30, 2014 of $37.0 million, or $0.46 per share – diluted based on 80.6 million weighted-average shares outstanding – diluted. RAIT reported a net income allocable to common shares for the six-month period ended June 30, 2015 of $11.9 million, or $0.14 total earnings per share based on 84.1 million weighted-average shares outstanding – diluted, as compared to net loss allocable to common shares for the six-month period ended June 30, 2014 of $40.2 million, or $0.50 total loss per share based on 80.6 million weighted-average shares outstanding – diluted.

A reconciliation of RAIT’s reported net income (loss) allocable to common shares to its CAD is included as Schedule I to this release. A reconciliation of RAIT’s total shareholders’ equity to its adjusted book value, a non-GAAP financial measure, is included as Schedule II to this release. A reconciliation of RAIT’s net income (loss) allocable to common shares to its funds from operations, a non-GAAP financial measure, is included as Schedule III to this release.

These Schedules also include management’s respective rationales for the usefulness of each of these non-GAAP financial measures.

Key Statistics
(Unaudited and dollars in thousands, except per share information)

As of or For the Three-Month Periods Ended

	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Financial Statistics:
Total revenue	$79,413	$75,897	$73,857	$75,293	$73,256
Net interest margin	$16,525	$16,334	$22,569	$25,637	$27,123
Fee and other income	$7,415	$5,594	$5,167	$7,842	$6,919
Earnings (loss) per share – diluted	$0.21	$(0.09)	$(3.11)	$(0.28)	$(0.31)
Funds from Operations (“FFO”) per share	$0.15	$0.05	$(2.97)	$(0.17)	$(0.20)
CAD per share	$0.37	$0.19	$0.26	$0.00(5)	$0.24
Common dividend declared per share	$0.18	$0.18	$0.18	$0.18	$0.18
Assets under management	$4,764,259	$4,607,413	$4,485,525	$5,417,579	$5,266,296
Commercial Real Estate (“CRE”) Loan Portfolio:
CRE loans— unpaid principal	$1,524,159	$1,518,969	$1,409,254	$1,369,138	$1,325,748
CRE loans— weighted average coupon	6.1%	6.6%	6.5%	6.6%	6.8%
Non-accrual loans — unpaid principal	$24,851	$24,851	$25,281	$40,741	$30,269
Non-accrual loans as a % of reported loans	1.6%	1.6%	1.8%	3.0%	2.3%
Reserve for losses	$12,796	$10,797	$9,218	$15,662	$15,336
Reserves as a % of non-accrual loans	51.5%	43.4%	36.5%	38.4%	50.7%
Provision for losses	$2,000	$2,000	$2,000	$1,500	$1,000
CRE Property Portfolio:
Reported investments in real estate	$1,605,316(1)	$1,658,659	$1,671,971	$1,400,715	$1,268,769
Net operating income	$29,116(1)	$27,990	$23,148	$20,932	$19,524
Number of properties owned	87(1)	89	89	80	74
Multifamily units owned – RAIT	5,911	7,043	7,043	7,043	7,043
Multifamily units owned – IRT	9,055(1)	8,819	8,819	6,473	5,345
Office square feet owned	2,498,803	2,498,803	2,498,803	2,286,284	2,248,321
Retail square feet owned	1,378,171	1,378,171	1,356,487	1,356,487	986,427
Redevelopment square feet owned	436,719	435,307	434,482	434,482	434,482
Land (acres owned)	21.92	21.92	21.92	21.92	21.92
Average occupancy data:
Multifamily – RAIT	93.3%	93.5%	92.0%	92.8%	92.7%
Multifamily – IRT	92.5%(1)	94.0%	92.7%	92.6%	93.1%
Office	77.7%	75.0%	75.6%	75.0%	74.3%
Retail(6)	69.1%	70.4%	70.5%	71.1%	62.1%
Average Effective Rent per Unit/Square Foot (2):
Multifamily — RAIT (3)	$834	$817	$785	$783	$773
Multifamily — IRT (3)	$840(1)	$824	$789	$789	$765
Office (4)	$21.44	$21.01	$21.53	$19.64	$20.10
Retail (4) (6)	$15.30	$14.53	$15.11	$14.11	$13.82

(1)	Includes 31 apartment properties owned by IRT with 9,055 units and a book value of $685.4 million and a net operating income of $12.2 million at June 30, 2015.

(2)	Based on properties owned as of June 30, 2015.

(3)	Average effective rent is rent per unit per month.

(4)	Average effective rent is rent per square foot per year.

(5)	Includes a $0.26 per share charge taken due to an agreement in principle between the SEC and Taberna Capital Management, LLC (“TCM”), a RAIT subsidiary, to settle an SEC investigation of TCM, as disclosed in RAIT’s public filings. Excluding this one-time item, CAD per share in this period would have been $0.26 per common share.

(6)	Excludes Murrels Retail, a retail property in re-development with an occupancy of 52.5% and average effective rent per square foot of $9.93 for the quarter ended June 30, 2015.

Conference Call

All interested parties can listen to the live conference call webcast at 9:00 AM ET on Thursday, July 30, 2015 from the home page of the RAIT Financial Trust website at www.rait.com or by dialing 877.299.4454, access code 76901070. For those who are not available to listen to the live call, the replay will be available shortly following the live call on RAIT’s website and telephonically until Thursday, August 6, 2015, by dialing 888.286.8010, access code 93207351.

About RAIT Financial Trust

RAIT Financial Trust is an internally-managed real estate investment trust that provides debt financing options to owners of commercial real estate and invests directly into commercial real estate properties located throughout the United States.  In addition, RAIT is an asset and property manager of real estate-related assets. For more information, please visit www.rait.com or call Investor Relations at 215.243.9000.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “trend”, “will,” “continue,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “look forward” or other similar words or terms. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, (i) changes in financial markets and interest rates, or to the business or financial condition of RAIT or its business, (ii) whether RAIT will determine that the loans in its pipeline are advisable to make and will be able to make such loans, (iii) the availability of financing and capital, (iv) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (v) the inability to complete the Merger within the currently contemplated time period or at all, and (vi) those disclosed in RAIT’s filings with the Securities and Exchange Commission.  RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

RAIT Financial Trust Contact
Andres Viroslav
215-243-9000
aviroslav@rait.com

RAIT Financial Trust
Consolidated Statements of Operations
(Dollars in thousands, except share and per share information)
(unaudited)

	For the Three-Month		For the Six-Month
	Periods Ended		Periods Ended
	June 30,		June 30,
Revenues:	2015	2014(1)	2015 2014(1)
Net interest margin:
Investment Interest income	$24,107	$34,646	$47,355	$69,609
Investment Interest expense	(7,582)	(7,523)	(14.496)	(14,706)

Net interest margin	16,525	27,123	32,859	54,903
Rental income	55,473	39,214	109,442	74,390
Fee and other income	7,415	6,919	13,009	11,271

Total revenue	79,413	73,256	155,310	140,564
Expenses:
Interest expense	19,673	13,241	39,356	24.846
Real estate operating expense	26,357	19,690	52,336	37,773
Compensation expense	6,568	7,376	12,676	15,931
General and administrative expense	5,065	4,655	10,465	8,483
Acquisition expense	985	219	1,942	592
Provision for losses	2,000	1,000	4,000	2,000
Depreciation and amortization expense	17,005	13,441	36,022	25,483

Total expenses	77,653	59,622	156,797	115,108

Operating income	1,760	13,634	(1,487)	25,456
Other income (expense)	(241)	5	(636)	15
Gains (losses) on assets	17,281	(7,599)	17,281	(5,375)
Gains (losses) on extinguishment of debt	—	—	—	2,421
Change in fair value of financial instruments	8,356	(25,071)	12,846	(49,210)

Income (loss) before taxes and discontinued operations	27,156	(19,031)	28,004	(26,693)
Income tax benefit (provision)	(715)	21	(1,297)	260

Net income (loss)	26,441	(19,010)	26,707	(26,433)
(Income) loss allocated to preferred shares	(8,221)	(7,415)	(16,080)	(13,221)
(Income) loss allocated to noncontrolling interests	736	775	1,232	(583)

Net income (loss) allocable to common shares	$18,956	$(25,650)	$11,859	$(40,237)

Earnings (loss) per share—Basic:
Total earnings (loss) per share—Basic	$0.23	$(0.31)	$0.14	$(0.50)

Weighted-average shares outstanding—Basic	82,150,475	81,778,947	82,115,941	80,636,895

Earnings (loss) per share—Diluted:
Total earnings (loss) per share—Diluted	$0.21	$(0.31)	$0.14	$(0.50)

Weighted-average shares outstanding—Diluted	89,268,462	81,778,947	84,134,040	80,636,895

(1)	Net interest margin for the three and six month periods ended June 30, 2014 includes $5.5 million and $10.5 million from the Taberna business we exited in December 2014; operating income for the three and six month periods ended June 30, 2014 includes $1.6. million and $9.3 million from such Taberna business; net income (loss) available to common shares for the three and six month periods ended June 30, 2014 includes ($30.0) million and ($50.4) million from such Taberna business; earnings (loss) per share – diluted for the three and six month periods ended June 30, 2014 includes ($0.36) and ($0.62) per share from such Taberna business.

RAIT Financial Trust
Consolidated Balance Sheets
(Dollars in thousands, except share and per share information)
(unaudited)

	As of	As of
	June 30,	December 31,
	2015	2014
Assets
Investments in mortgages and loans, at amortized cost:
Commercial mortgages, mezzanine loans, other loans and preferred	$1,506,542	$1,392,436
equity interests
Allowance for losses	(12,796)	(9,218)

Total investments in mortgages and loans	1,493,746	1,383,218
Investments in real estate, net of accumulated depreciation of $178,572	1,605,316	1,671,971
and $168,480, respectively
Investments in securities and security-related receivables, at fair value	—	31,412
Cash and cash equivalents	104,772	121,726
Restricted cash	179,878	124,220
Accrued interest receivable	56,844	51,640
Other assets	77,708	72,023
Deferred financing costs, net of accumulated amortization of $30,896	25,117	27,802
and $26,056, respectively
Intangible assets, net of accumulated amortization of $20,935 and $13,911,	32,195	29,463
respectively
Total assets	$3,575,576	$3,513,475

Liabilities and Equity
Indebtedness:
Recourse indebtedness	$497,430	$509,701
Non-recourse indebtedness	2,164,098	2,105,965

Total indebtedness	2,661,528	2,615,666
Accrued interest payable	11,042	10,269
Accounts payable and accrued expenses	52,728	54,962
Derivative liabilities	12,154	20,695
Deferred taxes, borrowers’ escrows and other liabilities	172,621	144,733
Total liabilities	2,910,073	2,846,325
Series D Preferred Shares, 4,000,000 shares authorized, 4,000,000 and	82,513	79,308
2,600,000 shares issued and outstanding
Equity:
Preferred shares, $0.01 par value per share, 25,000,000 shares authorized:
7.75% Series A cumulative redeemable preferred shares, liquidation	53	48
preference $25.00 per share, 8,069,288 shares authorized, 5,303,591 shares issued and outstanding
8.375% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share, 4,300,000 shares authorized, 2,325,626 shares issued and outstanding	23	23
8.875% Series C cumulative redeemable preferred shares, liquidation preference $25.00 per share, 3,600,000 shares authorized, 1,640,100 shares issued and outstanding	17	17
Series E cumulative redeemable preferred shares, liquidation preference $25.00 per share, 4,000,000 shares authorized	—	—
Common shares, $0.03 par value per share, 200,000,000 shares authorized, 82,895,723 and 82,506,606 issued and outstanding, including 743,014 and 541,575 unvested restricted common share awards	2,487	2,473
Additional paid in capital	2,039,594	2,025,683
Accumulated other comprehensive income (loss)	(11,605)	(20,788)
Retained earnings (deficit)	(1,651,613)	(1,633,911)

Total shareholders’ equity	378,956	373,545
Noncontrolling interests	204,034	214,297
Total equity	582,990	587,842
Total liabilities and equity	$3,575,576	$3,513,475

Schedule I
RAIT Financial Trust
Reconciliation of Net income (loss) Allocable to Common Shares and
Cash Available for Distribution (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Three-Month Period Ended June 30,				For the Six-Month Period Ended June 30,
	2015		2014		2015		2014
								Per Share
	Amount	Per Share (2)	Amount	Per Share (3)	Amount	Per Share (2)	Amount	(3)

Cash Available for Distribution:
Net income (loss) allocable to common shares	$18,956	$0.23	$(25,650)	$(0.31)	$11,859	$0.14	$(40,237)	$(0.50)
Adjustments:
Depreciation and amortization expense	17,005	0.21	13,441	0.16	36,022	0.45	25,483	0.32
Change in fair value of financial instruments	(8,356)	(0.10)	25,071	0.32	(12,846)	(0.16)	49,210	0.61
(Gains) losses on assets	(4,196)	(0.05)	7,599	0.09	(3,371)	(0.04)	5,375	0.07
(Gains) losses on extinguishment of debt	—	—	—	—	—	—	(2,421)	(0.03)
Taberna VIII and Taberna IX securitizations, net effect	—	—	(7,028)	(0.09)	—	—	(14,088)	(0.18)
Straight-line rental adjustments	23	0.00	24	0.00	25	0.00	(91)	0.00
Share-based compensation	1,046	0.01	1,180	0.01	2,394	0.03	2,629	0.03
Origination fees and other deferred items	8,253	0.10	5,181	0.06	16,636	0.20	9,732	0.12
Provision for losses	2,000	0.02	1,000	0.01	4,000	0.05	2,000	0.03
Noncontrolling interest effect from certain adjustments	(4,421)	(0.05)	(1,095)	(0.01)	(9,134)	(0.11)	(635)	(0.01)

Cash Available for Distribution	$30,310	$0.37	$19,723	$0.24	$45,585	$0.56	$36,957	$0.46

(1)	Cash available for distribution, or CAD, is a non-GAAP financial measure. We believe that CAD provides investors and management with a meaningful indicator of operating performance. Management also uses CAD, among other measures, to evaluate profitability and our board of trustees considers CAD in determining our quarterly cash dividends. We also believe that CAD is useful because it adjusts for a variety of noncash items (such as depreciation and amortization, equity-based compensation, realized gain (loss) on assets, provision for loan losses and non-cash interest income and expense items). Furthermore, CAD removes the effect of our previous consolidation of the legacy Taberna securitizations which we deconsolidated as part of our exit of the Taberna business in December 2014.

We calculate CAD by subtracting from or adding to net income (loss) attributable to common shareholders the following items: depreciation and amortization items including, depreciation and amortization, straight-line rental income or expense, amortization of in place leases, amortization of deferred financing costs, amortization of discount on financings and equity-based compensation; changes in the fair value of our financial instruments, including such changes reflected in our such Taberna securitizations; net interest income from such Taberna securitizations; realized noncash gain (loss) on assets and other; provision for loan losses; impairment on depreciable property; acquisition gains or losses and transaction costs; certain fee income eliminated in consolidation that is attributable to third parties and one-time events pursuant to changes in U.S. GAAP and certain other non-recurring items.

CAD should not be considered as an alternative to net income (loss), determined in accordance with U.S. GAAP, as an indicator of operating performance. In addition, our methodology for calculating CAD may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with these companies. In these Schedules, references to “we”, “us”, and “our” refer to RAIT Financial Trust and its subsidiaries.

(2)	Based on 82,150,475 and 82,115,941 weighted-average shares outstanding for the three-month period and six-month period ended June 30, 2015. The weighted-average shares outstanding excludes the dilutive effect of securities totaling 7,117,987 and 2,018,099 shares for the three-month period and six-month period ended June 30, 2015, as these securities are not outstanding for purposes of our quarterly dividends. These securities will be included in weighted average shares for purposes of CAD when, and if, these securities are converted to common shares.

(3)	Based on 81,778,947 and 80,636,895 weighted-average shares outstanding for the three-month period and six-month period ended June 30, 2014.

Schedule II
RAIT Financial Trust
Reconciliation of Shareholders’ Equity to Adjusted Book Value (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	As of June 30, 2015
	Amount	Per Share (2)

Total shareholders’ equity	$378,956	$4.57
Liquidation value of preferred shares characterized as equity(3)	(231,733)	(2.80)

Book value	147,223	1.77
Adjustments:
RAIT I and RAIT II derivative liabilities	12,154	0.15
Fair value for warrants and investor SARs	22,181	0.27
Accumulated depreciation and amortization	263,464	3.17
Valuation of recurring collateral, property management fees and other items (4)	75,106	0.91
Total adjustments	$372,905	$4.50

Adjusted book value	$520,128	$6.27

(1)	Management views adjusted book value as a useful and appropriate supplement to shareholders’ equity and book value per share. The measure serves as an additional measure of our value because it facilitates evaluation of us without the effects of various items that we are required to record in accordance with GAAP but which have limited economic impact on our business. Those adjustments primarily reflect accumulated depreciation and amortization, the valuation of long-term derivative instruments and a valuation of our recurring collateral and property management fees. Adjusted book value is a non-GAAP financial measurement, and does not purport to be an alternative to reported shareholders’ equity, determined in accordance with GAAP, as a measure of book value. Adjusted book value should be reviewed in connection with shareholders’ equity as set forth in our consolidated balance sheets, to help analyze our value to investors. Adjusted book value may be defined in various ways throughout the REIT industry. Investors should consider these differences when comparing our adjusted book value to that of other REITs.

(2)	Based on 82,895,723 common shares outstanding as of June 30, 2015.

(3)	Based on 5,303,591 Series A preferred shares, 2,325,626 Series B preferred shares, and 1,640,100 Series C preferred shares outstanding as of June 30, 2015, all of which have a liquidation preference of $25.00 per share.

(4)	Includes the estimated value of the (1) property management fees to be received by RAIT as of June 30, 2015 from RAIT Residential and Urban Retail, the RAIT I and RAIT II securitizations, value ascribed to fixed-rate CMBS loan sale business and (2) advisory fees to be received by RAIT from IRT as of June 30, 2015. The other item included is the incremental market value of RAIT’s ownership of 7.3 million shares of IRT common stock over RAIT’s book value for these shares at June 30, 2015. We did not tax effect the valuation of these items as we have loss carryforwards that could absorb the potential gain.

Schedule III
RAIT Financial Trust
Reconciliation of Net income (loss) Allocable to Common Shares and
Funds From Operations (“FFO”) (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Three-Month Period Ended June 30,				For the Six-Month Period Ended June 30,
	2015		2014		2015		2014
	Amount	Per Share (2)	Amount	Per Share (3)	Amount	Per Share (2)	Amount	Per Share (3)

Funds From Operations:
Net income (loss) allocable to common shares.	$18,956	$0.23	$(25,650)	$(0.31)	$11,859	$0.14	$(40,237)	$(0.50)
Adjustments:
Real estate depreciation and amortization	10,246	0.12	9,315	0.11	21,444	0.26	18,134	0.23
(Gains) losses on the sale of real estate	(17,281)	(0.20)	-	-	(17,281)	(0.20)	321	0.00

Funds From Operations.	$11,921	$0.15	$(16,335)	$(0.20)	$16,022	$0.20	$(21,782)	$(0.27)

(1)	We believe that funds from operations, or FFO, which is a non-GAAP measure, is an additional appropriate measure of the operating performance of a REIT. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles. Our management utilizes FFO as a measure of our operating performance. FFO is not an equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP. Furthermore, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. FFO should not be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

(2)	Based on 82,150,475 and 82,115,941 weighted-average shares outstanding for the three-month period and six-month period ended June 30, 2015. The weighted-average shares outstanding excludes the dilutive effect of securities totaling 7,117,987 and 2,018,099 shares for the three-month period and six-month period ended June 30, 2015, as the respective securities are not actual shares outstanding.

(3)	Based on 81,778,947 and 80,636,895 weighted-average shares outstanding-diluted for the three-month period and six-month period ended June 30, 2014.